UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street

New York, New York 10016

(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a)     On June 23, 2023, Intra-Cellular Therapies, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders. Of 95,925,401 shares of common stock outstanding and eligible to vote as of the record date of April 27, 2023, a quorum of 84,631,927 shares, or 88.2% of the eligible shares, was present or represented by proxy.

(b)     The following actions were taken at such meeting:

1. The following nominee was reelected to serve on the Company’s Board of Directors as the Class 1 Director until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
E. Rene Salas	71,468,317	9,003,241	4,160,369

2. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,787,093	2,805,773	39,061	0

3. On an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,899,928	5,538,593	33,037	4,160,369

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date: June 23, 2023